CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 105 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated June 26, 2000 on the financial statements and financial highlights of Titan Financial Services Fund and Titan Growth Fund, each a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                        /s/ Tait, Weller & Baker

                                        TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
AUGUST 21, 2000